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                                 FIRST AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           HAGEDORN PARTNERSHIP, L.P.









                         Dated as of September 21, 1999



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          THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP OF HAGEDORN PARTNERSHIP, L.P. (the "Partnership") is made as of the 21st day of September, 1999, by the General Partners of the Partnership (the "First Amendment").

          WHEREAS, the General Partners of the Partnership desire to clarify the allocation of discretionary ordinary distributions to the Partners (except the Partner holding the Class C limited partnership interests) by expressly providing that such allocations shall be made in proportion to the Partners' respective Net Adjusted Capital.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.   Defined Terms.
     -------------

          Capitalized terms used herein (including in the recitals above) and not otherwise defined have the respective meanings assigned to them in the Partnership Agreement.

2.   Clarifying Amendment to Section 4.3(b).
     --------------------------------------

          Section 4.3(b) of the Partnership Agreement is hereby amended by the addition of the following sentence after the first sentence thereof:

               Each such distribution shall be allocated among the Partners, except the Partner holding Class G limited partnership interests, in proportion to their respective Net Adjusted Capital.

and, as so amended, section 4.3(b) of the Partnership Agreement is hereby restated in the form attached as Exhibit A hereto.

3.   Miscellaneous.
     -------------

          (a) Except as expressly amended by this First Amendment, the Partnership
Agreement shall remain in full force and effect in accordance with its terms.

          (b) Captions contained in this First Amendment are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this First Amendment or any provision hereof.

          (c) This First Amendment may be executed in one or more counterparts, which may include facsimile counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


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          IN WITNESS WHEREOF, the General Partners hereto have executed this
Agreement as of the day and in the year first above written.


                                             /s/ James Hagedorn
                                             ----------------------------------
                                             James Hagedorn


                                             /s/ Katherine Hagedorn Littlefield
                                             ----------------------------------
                                             Katherine Hagedorn Littlefield


                                             /s/ Paul Hagedorn
                                             ----------------------------------
                                             Paul Hagedorn


                                             /s/ Peter Hagedorn
                                             ----------------------------------
                                             Peter Hagedorn


                                             /s/ Robert Hagedorn
                                             ----------------------------------
                                             Robert Hagedorn


                                             /s/ Susan Hagedorn
                                             ----------------------------------
                                             Susan Hagedorn


                                       -2-

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                                    EXHIBIT A

          (b) The General Partners may cause the Partnership to make distributions (other than distributions upon liquidation) of the net funds remaining after the payment of, or provision for payment of , current obligations and operating expenses of the Partnership to the Partners, except to the Partner holding Class G limited partnership interests, which shall only be entitled to distributions pursuant to section 4.3(a) hereof. Each such distribution shall be allocated among the Partners, except the Partner holding Class G limited partnership interests, in proportion to their respective Net Adjusted Capital. Any Partner may, at its option by notice to the General Partners, elect to forego all or any portion of any distribution provided by this section 4.3, in which case such portion shall be deemed to be an additional Capital Contribution as of the first day of the first fiscal period following receipt of such distribution.












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